Exhibit 99.1

Myomo Appoints Micah Mitchell as Chief Commercial Officer

Company Establishes New Executive Position to Oversee Scaling Up of Commercial Operations

July 09, 2018 08:00 AM Eastern Daylight Time

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company, announced today that Micah Mitchell is joining the company as chief commercial officer (CCO), a newly created executive role. The addition of a CCO reflects Myomo’s transition from a controlled introduction of its proprietary MyoPro product line to expansion of its sales, marketing, and distribution activities to address the large unmet need of expanded mobility for individuals with arm and hand paralysis.

Mitchell will report to CEO Paul R. Gudonis and work with Davie Mendelsohn, Myomo’s vice president of sales and clinical services, to grow the company’s network of MyoPro Centers of Excellence, expand its field staff of business development and clinical professionals, and generate demand for its product line among patients, physicians and therapists.

Mitchell has extensive experience growing revenues for companies in the durable medical equipment industry, including companies that provide customized wheelchair and mobility solutions to those with paralysis due to spinal cord injuries and other neurological conditions. He has served in sales management and executive roles at Invacare, Alliance Seating and Mobility, and Apria Healthcare Group, where he expanded their field sales organizations, conducted direct-to-consumer marketing campaigns, and obtained reimbursement for their products to increase patient access to the technology.

“Now that we have embarked on scaling up our commercial operations to bring the MyoPro to the many people who could benefit from this life-changing product line, we are pleased to have an executive of Micah’s stature join our senior management team,” Gudonis said. “He has a track record of growing revenues, and he will collaborate with our chief marketing officer, chief medical officer and operations management to develop and implement programs that provide the MyoPro to a greater number of patients through our clinical channel partners.”

Mitchell earned a BS in Economics from Baylor University and an MBA from the McCombs School of Business at The University of Texas at Austin.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers expanded mobility for those suffering from neurological disorders and upper limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper limb orthosis designed to restore function to the weakened or paralyzed arms of patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Cambridge, Massachusetts, with sales and clinical professionals across the U.S. For more information, please visit www.myomo.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including the hiring of a Chief Commercial Officer and its impact on the business, the Company’s expansion of sales, marketing and distribution activities, and scale-up of commercial operations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. Our actual results could differ materially from those anticipated in these forward looking statements for many reasons, including, without limitation, risks related to regulatory approval and market acceptance of our products, and the other risk factors contained in our filings made with the Securities and Exchange Commission. More information about factors that potentially could affect Myomo’s financial results is included in Myomo’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts

For Myomo:

ir@myomo.com

or

Investor Relations:

PCG Advisory

Vivian Cervantes, 646-863-6274

vivian@pcgadvisory.com

or

Public Relations:

Greenough

Rachel Robbins, 617-275-6521

rrobbins@greenough.biz